--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 31, 1996

                         COMPUTER SCIENCES CORPORATION
             (Exact name of Registrant as specified in its charter)

         NEVADA               1-4850        95-2043126
     (State or Other       (Commission   (I.R.S. Employer
     Jurisdiction of       File Number)   Identification
     Incorporation)                            No.)

       2100 EAST GRAND AVENUE
       EL SEGUNDO, CALIFORNIA
   (Address of Principal Executive                     90245
              Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (310) 615-0311

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

    On August 1, 1996, the Registrant acquired The Continuum Company, Inc. ("Continuum") in a transaction accounted for as a pooling of interests. The Registrant hereby restates the following previously reported financial statements and information with respect to periods ended prior to the acquisition in order to include Continuum, on this basis:

    (a) the consolidated financial statements and financial statement schedule included in Part II, Item 8 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1996 (the "Form 10-K");

    (b) the five-year selected financial data included in Part II, Item 6 of the Form 10-K;

    (c) the quarterly financial information included in Part II, Item 8 of the Form 10-K; and

    (d) the consolidated financial statements included in Part I, Item 1 and the Exhibits included in Part II, Item 6 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1996.

(A) FINANCIAL STATEMENTS AND SCHEDULE FOR THE FISCAL YEAR ENDED MARCH 29, 1996

                           COMPUTER SCIENCES CORPORATION

  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                              FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Independent Auditors' Reports..............................................................................           4
Consolidated Statements of Income for the fiscal years ended March 29, 1996, March 31, 1995 and April 1,
  1994.....................................................................................................           7
Consolidated Balance Sheets as of March 29, 1996 and March 31, 1995........................................           8
Consolidated Statements of Cash Flows for the fiscal years ended March 29, 1996, March 31, 1995 and April
  1, 1994..................................................................................................          10
Consolidated Statements of Stockholders' Equity for the fiscal years ended March 29, 1996, March 31, 1995
  and April 1, 1994........................................................................................          11
Notes to Consolidated Financial Statements.................................................................          12

                                                        SCHEDULE

Schedule VIII--Valuation and Qualifying Accounts...........................................................          30

    Schedules other than that listed above have been omitted since they are either not required, are not applicable, or the required information is shown in the financial statements or related notes.

    Separate financial statements of the Registrant have been omitted since it is primarily an operating company, and the minority interests in subsidiaries and long-term debt of the subsidiaries held by other than the Registrant are less than five percent of consolidated total assets. Financial statements (or summarized financial information) for unconsolidated subsidiaries and 50%-owned companies accounted for by the equity method have been omitted because they are inapplicable, or do not, considered individually or in the aggregate, constitute a significant subsidiary.

           INDEPENDENT AUDITORS' REPORT ON THE FINANCIAL STATEMENTS,
                ADDITIONAL NOTE AND FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders
Computer Sciences Corporation
El Segundo, California

    We have audited the accompanying consolidated balance sheets of Computer Sciences Corporation and Subsidiaries (the Company) as of March 29, 1996 and March 31, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended March 29, 1996. Our audits also included the financial statement schedule listed in the Index at Item 5(a). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. These consolidated financial statements and financial statement schedule give retroactive effect to the merger of Computer Sciences Corporation and The Continuum Company, Inc. on August 1, 1996, which has been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. We did not audit the financial statements of The Continuum Company, Inc. as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996. Such statements reflect aggregate total assets constituting 12% and 11% for 1996 and 1995 respectively, and aggregate total revenues constituting 11%, 11% and 11% in 1996, 1995 and 1994 respectively, of the related consolidated totals. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for The Continuum Company, Inc. is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Computer Sciences Corporation and Subsidiaries as of March 29, 1996 and March 31, 1995, and the results of their operations and their cash flows for each of the three years in the period ended March 29, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, based on our audits and the report of the other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    As discussed in Note 1 to the consolidated financial statements, in fiscal 1994 the Company changed its method of accounting for income taxes and for postretirement benefits other than pensions to conform with pronouncements of the Financial Accounting Standards Board.

DELOITTE & TOUCHE LLP

Los Angeles, California
May 24, 1996, except for the business combination described in Note 1, as to which the date is October 28, 1996.

                         REPORT OF INDEPENDENT AUDITORS

STOCKHOLDERS AND BOARD OF DIRECTORS
The Continuum Company, Inc.

    We have audited the consolidated balance sheets of The Continuum Company, Inc. as of March 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1996 (not presented separately herein). The consolidated financial statements give retroactive effect to the acquisition of Hogan Systems, Inc. in March 1996, which has been accounted for using the pooling of interests method as described in the notes to the consolidated financial statements. These financial statements are the responsibility of the management of The Continuum Company, Inc. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1995 and 1994 financial statements of Hogan Systems, Inc., which statements reflect total assets constituting 33% as of March 31, 1995 and net income constituting approximately 19% and 27% for the years ended March 31, 1995 and 1994, respectively, of the related consolidated financial statement totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Hogan Systems, Inc. for 1995 and 1994, is based solely on the report of other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits, and for 1995 and 1994 the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Continuum Company, Inc. at March 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1996, after giving effect to the merger of Hogan Systems, Inc., as described in the notes to the consolidated financial statements, in conformity with generally accepted accounting principles.

    As described in Note 2 to the consolidated financial statements, during the year ended March 31, 1994, The Continuum Company, Inc. changed its method of accounting for income taxes.

                                          ERNST & YOUNG LLP

Austin, Texas
May 1, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Hogan Systems, Inc.

    In our opinion, the consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in shareholders' equity as of and for each of the two years in the period ended March 31, 1995 (not presented separately herein) present fairly, in all material respects, the financial position, results of operations and cash flows of Hogan Systems, Inc. and its subsidiaries (Hogan) as of and for each of the two years in the period ended March 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Hogan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Hogan for any period subsequent to March 31, 1995.

PRICE WATERHOUSE LLP

Dallas, Texas
April 21, 1995

                         COMPUTER SCIENCES CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                     FISCAL YEAR ENDED
                                                                          ----------------------------------------
                                                                           MARCH 29,     MARCH 31,      APRIL 1,
IN THOUSANDS EXCEPT PER-SHARE AMOUNTS                                         1996          1995          1994
------------------------------------------------------------------------  ------------  ------------  ------------
Revenues................................................................  $  4,740,760  $  3,788,026  $  2,896,390
                                                                          ------------  ------------  ------------
Costs of services.......................................................     3,692,267     2,961,955     2,268,655
Selling, general and administrative.....................................       471,309       383,973       294,641
Depreciation and amortization...........................................       272,058       190,240       146,602
Interest expense........................................................        37,925        31,419        21,055
Interest income.........................................................        (5,782)       (4,115)       (8,076)
Restructuring and other costs (note 2)..................................        50,053         3,740        32,629
Charge for purchased research and development (note 1)..................        26,000                      15,963
                                                                          ------------  ------------  ------------
Total costs and expenses................................................     4,543,830     3,567,212     2,771,469
                                                                          ------------  ------------  ------------
Income before taxes.....................................................       196,930       220,814       124,921
Taxes on income (note 3)................................................        87,499        77,577        57,499
                                                                          ------------  ------------  ------------
Income before cumulative effect of accounting change....................       109,431       143,237        67,422
Cumulative effect of accounting change for income taxes
  (note 1)..............................................................                                     4,900
                                                                          ------------  ------------  ------------
Net income..............................................................  $    109,431  $    143,237  $     72,322
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Earnings per common share before cumulative effect of accounting
  change................................................................  $       1.43  $       1.99  $        .99
Cumulative effect of accounting change for income taxes.................                                       .07
                                                                          ------------  ------------  ------------
Earnings per common share (note 1)......................................  $       1.43  $       1.99  $       1.06
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                (See notes to consolidated financial statements)

                         COMPUTER SCIENCES CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                         MARCH 29,     MARCH 31,
IN THOUSANDS                                                                                1996          1995
--------------------------------------------------------------------------------------  ------------  ------------
Current assets:
  Cash and cash equivalents (note 1)..................................................  $    113,873  $    207,599
  Receivables, net of allowance for doubtful accounts of $45,425 (1996) and $32,254
    (1995) (note 4)...................................................................     1,106,857       943,602
  Prepaid expenses and other current assets...........................................       134,033       119,893
                                                                                        ------------  ------------
    Total current assets..............................................................     1,354,763     1,271,094
                                                                                        ------------  ------------

Investments and other assets (note 1):
  Purchased and internally developed software, net of accumulated amortization of
    $123,310 (1996) and $88,083 (1995)................................................        97,011        91,800
  Excess of cost of businesses acquired over related net assets, net of accumulated
    amortization of $62,748 (1996) and $45,610 (1995).................................       457,912       447,069
  Other assets........................................................................       345,878       257,157
                                                                                        ------------  ------------
    Total investments and other assets................................................       900,801       796,026
                                                                                        ------------  ------------

Property and equipment--at cost (notes 1 and 5):
  Land, buildings and leasehold improvements..........................................       201,494       182,187
  Computers and related equipment.....................................................       939,298       717,277
  Furniture and other equipment.......................................................       108,937        95,056
                                                                                        ------------  ------------
                                                                                           1,249,729       994,520
  Less accumulated depreciation and amortization......................................       569,670       430,249
                                                                                        ------------  ------------
    Property and equipment, net.......................................................       680,059       564,271
                                                                                        ------------  ------------
                                                                                        $  2,935,623  $  2,631,391
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                (See notes to consolidated financial statements)

                         COMPUTER SCIENCES CORPORATION

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                         MARCH 29,     MARCH 31,
IN THOUSANDS EXCEPT SHARES                                                                  1996          1995
--------------------------------------------------------------------------------------  ------------  ------------
Current liabilities:
  Short-term debt and current maturities of long-term debt (note 5)...................  $     78,339  $    140,170
  Accounts payable....................................................................       186,460       206,481
  Accrued payroll and related costs (note 6)..........................................       222,620       176,142
  Other accrued expenses..............................................................       262,961       206,944
  Deferred revenue....................................................................       111,075        97,961
  Federal, state and foreign income taxes (note 3)....................................        67,677        58,237
                                                                                        ------------  ------------
    Total current liabilities.........................................................       929,132       885,935
                                                                                        ------------  ------------
Long-term debt, net of current maturities (note 5)....................................       426,634       335,696
                                                                                        ------------  ------------
Deferred income taxes (note 3)........................................................        84,977        66,774
                                                                                        ------------  ------------
Other long-term liabilities...........................................................        79,620        57,784
                                                                                        ------------  ------------
Commitments and contingencies (note 7)
Stockholders' equity (notes 1 and 8)
  Preferred stock, par value $1 per share; authorized 1,000,000 shares; none issued...
  Common stock, par value $1 per share; authorized 275,000,000 shares; issued
    75,428,622 (1996) and 74,248,357 shares (1995)....................................        75,429        74,248
  Additional paid-in capital..........................................................       502,112       460,364
  Earnings retained for use in business...............................................       862,770       753,339
  Foreign currency translation and unfunded pension adjustments.......................        (7,214)        6,652
                                                                                        ------------  ------------
                                                                                           1,433,097     1,294,603
  Less common stock in treasury, at cost, 311,928 shares (1996) and 215,047 shares
    (1995)............................................................................       (10,488)       (5,179)
  Unearned restricted stock (note 8)..................................................        (2,484)       (3,170)
  Notes receivable for shares sold (note 8)...........................................        (4,865)       (1,052)
                                                                                        ------------  ------------
    Stockholders' equity, net.........................................................     1,415,260     1,285,202
                                                                                        ------------  ------------
                                                                                        $  2,935,623  $  2,631,391
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                (See notes to consolidated financial statements)

                         COMPUTER SCIENCES CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     FISCAL YEAR ENDED
                                                                          ----------------------------------------
                                                                           MARCH 29,     MARCH 31,      APRIL 1,
IN THOUSANDS, INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                1996          1995          1994
------------------------------------------------------------------------  ------------  ------------  ------------
Cash flows from operating activities:
  Net income............................................................  $    109,431  $    143,237  $     72,322
  Adjustments to reconcile net income to net cash provided:
    Depreciation and amortization.......................................       272,057       190,240       146,602
    Restructuring and other costs.......................................        47,186                       8,600
    Purchased research and development..................................        26,000                      15,963
    Provision for losses on accounts receivable.........................        20,623         8,881        11,547
    Cumulative effect of accounting change for income taxes.............                                    (4,900)
    Changes in assets and liabilities, net of effects of acquisitions:
      Increase in receivables...........................................      (163,517)     (141,590)      (98,543)
      Decrease (increase) in prepaid expenses...........................         7,441       (27,364)       (7,762)
      (Increase) decrease in other assets...............................       (10,250)          369        17,908
      Increase (decrease) in accounts payable and accruals..............        27,847        96,712       (36,332)
      Increase in income taxes payable..................................        25,959        14,580        10,075
      Increase (decrease) in deferred revenue...........................        12,518       (13,182)       59,519
      Other changes, net................................................         7,977         5,668        (8,707)
                                                                          ------------  ------------  ------------
    Net cash provided by operating activities...........................       383,272       277,551       186,292
                                                                          ------------  ------------  ------------

Cash flows from investing activities:
  Short-term investments................................................                                    57,464
  Purchases of property and equipment...................................      (275,841)     (207,474)     (131,633)
  Outsourcing contracts.................................................      (114,144)     (103,280)     (114,403)
  Acquisitions, net of cash acquired....................................       (76,878)      (76,924)      (98,803)
  Dispositions..........................................................         7,380
  Purchased and internally developed software...........................       (56,767)      (37,076)      (35,964)
  Other investing cash flows............................................       (14,555)       (5,397)       (8,526)
                                                                          ------------  ------------  ------------
  Net cash used in investing activities.................................      (530,805)     (430,151)     (331,865)
                                                                          ------------  ------------  ------------
Cash flows from financing activities:
  Net repayment of commercial paper.....................................          (587)
  Borrowings under lines of credit......................................        78,457       209,778       105,273
  Repayment of borrowings under lines of credit.........................       (38,376)     (215,667)      (93,549)
  Proceeds from term debt issuance......................................        43,541       158,920
  Principal payments on long-term debt..................................       (58,476)      (43,550)      (35,382)
  Outsourcing contract financing........................................                    (114,403)      114,403
  Proceeds from equity offering.........................................                     196,290
  Proceeds from stock option transactions...............................        18,511        21,954        17,615
  Dividends paid........................................................                      (2,443)       (2,510)
  Other financing cash flows............................................        10,737         1,462           541
                                                                          ------------  ------------  ------------
  Net cash provided by financing activities.............................        53,807       212,341       106,391
                                                                          ------------  ------------  ------------
Net (decrease) increase in cash and cash equivalents....................       (93,726)       59,741       (39,182)

Cash and cash equivalents at beginning of year..........................       207,599       147,858       187,040
                                                                          ------------  ------------  ------------
Cash and cash equivalents at end of year................................  $    113,873  $    207,599  $    147,858
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                (See notes to consolidated financial statements)

                         COMPUTER SCIENCES CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                  FOREIGN
                                                                                                                 CURRENCY
                                                                                                    EARNINGS        AND
                                                                   COMMON STOCK       ADDITIONAL    RETAINED     UNFUNDED
                                                              ----------------------    PAID-IN    FOR USE IN     PENSION
IN THOUSANDS EXCEPT SHARES                                     SHARES      AMOUNT       CAPITAL     BUSINESS    ADJUSTMENTS
------------------------------------------------------------  ---------  -----------  -----------  -----------  -----------
Balance at April 2, 1993....................................  32,032,558  $  32,033    $ 191,779    $ 576,370    $  (9,542)
Issuance of common stock for acquisition....................  3,160,000       3,160       37,140
Stock option transactions...................................    667,671         667       23,771
Granting of restricted stock of $1,111,000 net of
  forfeitures and amortization of $2,376,000................     39,484          39        1,072
Net income..................................................                                           72,322
Currency translation adjustment.............................                                                        (3,243)
Unfunded pension obligation.................................                                                           110
Hogan dividend..............................................                                           (2,510)
Acquisition of Hogan treasury stock.........................                              (5,855)
Repayment of notes..........................................
Effect of 3-for-1 stock split...............................  33,636,982     33,637                   (33,637)
                                                              ---------  -----------  -----------  -----------  -----------
Balance at April 1, 1994....................................  69,536,695     69,536      247,907      612,545      (12,675)
Issuance of common stock....................................  4,000,000       4,000      192,290
Stock option transactions...................................    707,897         708       20,161
Granting of restricted stock of $90,000 net of forfeitures
  and amortization of $1,993,000............................      7,000           7           83
Cancellation of stock subscriptions.........................     (3,235)         (3)         (77)
Net income..................................................                                          143,237
Currency translation adjustment.............................                                                        19,963
Unfunded pension obligation.................................                                                          (636)
Hogan dividend..............................................                                           (2,443)
Repayment of notes..........................................
                                                              ---------  -----------  -----------  -----------  -----------
Balance at March 31, 1995...................................  74,248,357     74,248      460,364      753,339        6,652
Stock option transactions...................................  1,333,763       1,334       40,895
Granting of restricted stock of $700,000 net of forfeitures
  and amortization of $1,386,000............................     17,735          18          682
Net income..................................................                                          109,431
Currency translation adjustment.............................                                                       (12,218)
Unfunded pension obligation.................................                                                        (1,648)
Retirement of Hogan treasury stock..........................   (171,233)       (171)         171
Repayment of notes..........................................
                                                              ---------  -----------  -----------  -----------  -----------
Balance at March 29, 1996...................................  75,428,622  $  75,429    $ 502,112    $ 862,770    $  (7,214)
                                                              ---------  -----------  -----------  -----------  -----------
                                                              ---------  -----------  -----------  -----------  -----------


                                                                                           NOTES
                                                                COMMON      UNEARNED    RECEIVABLE
                                                               STOCK IN    RESTRICTED   FOR SHARES
IN THOUSANDS EXCEPT SHARES                                     TREASURY       STOCK        SOLD
------------------------------------------------------------  -----------  -----------  -----------
Balance at April 2, 1993....................................   $  (3,969)   $  (6,338)   $  (3,198)
Issuance of common stock for acquisition....................
Stock option transactions...................................        (626)
Granting of restricted stock of $1,111,000 net of
  forfeitures and amortization of $2,376,000................                    1,265
Net income..................................................
Currency translation adjustment.............................
Unfunded pension obligation.................................
Hogan dividend..............................................
Acquisition of Hogan treasury stock.........................
Repayment of notes..........................................                                   487
Effect of 3-for-1 stock split...............................
                                                              -----------  -----------  -----------
Balance at April 1, 1994....................................      (4,595)      (5,073)      (2,711)
Issuance of common stock....................................
Stock option transactions...................................        (584)
Granting of restricted stock of $90,000 net of forfeitures
  and amortization of $1,993,000............................                    1,903
Cancellation of stock subscriptions.........................
Net income..................................................
Currency translation adjustment.............................
Unfunded pension obligation.................................
Hogan dividend..............................................
Repayment of notes..........................................                                 1,659
                                                              -----------  -----------  -----------
Balance at March 31, 1995...................................      (5,179)      (3,170)      (1,052)
Stock option transactions...................................      (5,309)                   (3,888)
Granting of restricted stock of $700,000 net of forfeitures
  and amortization of $1,386,000............................                      686
Net income..................................................
Currency translation adjustment.............................                                   (28)
Unfunded pension obligation.................................
Retirement of Hogan treasury stock..........................
Repayment of notes..........................................                                   103
                                                              -----------  -----------  -----------
Balance at March 29, 1996...................................   $ (10,488)   $  (2,484)   $  (4,865)
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

                (See notes to consolidated financial statements)

                         COMPUTER SCIENCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

    The accompanying consolidated financial statements include those of Computer Sciences Corporation, its subsidiaries and those joint ventures and partnerships over which it exercises control, hereafter collectively referred to as "CSC" or "the Company." All material intercompany transactions and balances have been eliminated.

    BUSINESS COMBINATION

    On August 1, 1996, CSC acquired The Continuum Company, Inc. ("Continuum"). The acquisition was structured as a merger of Continental Acquisition, Inc., a wholly owned subsidiary of the Company, with and into Continuum. Upon consummation of the merger, Continuum became a wholly owned subsidiary of the Company, each outstanding share of its common stock was converted into .79 of a share of common stock of the Company, and each outstanding option to purchase shares of Continuum common stock was converted into an option to purchase a pro rata number of shares of CSC common stock.

    The acquisition has been accounted for as a pooling of interests, and previously reported consolidated financial statements of the Company for periods ended prior to August 1, 1996 have been restated to include the financial position and results of operations of Continuum.

    OTHER ACQUISITIONS

    On March 15, 1996, Continuum acquired Hogan Systems, Inc. ("Hogan") through the issuance of 4,814,000 shares of its Common Stock (equivalent to 3,803,000 shares of CSC's Common Stock). Continuum assumed outstanding Hogan stock options equivalent to 505,000 options of Continuum's Common Stock at an average exercise price of $20.71 (which is equivalent to 399,000 shares of CSC's common stock at an average exercise price of $26.22). The acquisition was accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements have been restated to include the results of Hogan for all periods presented.

    On December 28, 1995, Continuum acquired all of the shares of SOCS Holding ("SOCS") for $37,600,000 in cash. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the operating results of SOCS have been included in the consolidated financial statements from the date of acquisition. SOCS' tangible assets and liabilities were recorded at their estimated fair value of $11,100,000 and $17,200,000, respectively. The excess of the purchase price over the net assets acquired totaled $43,700,000, with $2,400,000 assigned to purchased software, $15,300,000 assigned to goodwill, and $26,000,000 assigned to purchased research and development which was expensed in connection with the fiscal 1996 acquisition. Except for the expense for purchased research and development, the acquisition did not have a material effect on operations.

    On September 30, 1993, Continuum acquired all of the outstanding shares of Vantage Computer Systems, Inc. ("Vantage") through the issuance of 4,000,000 shares of its Common Stock (equivalent to 3,160,000 shares of CSC's Common Stock) valued at $40,300,000. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the operating results of Vantage have been included in the consolidated financial statements from the date of acquisition. Vantage's tangible assets and liabilities were recorded at their estimated fair value of $14,293,000 and $13,599,000, respectively. The estimated excess of the purchase price over the net assets acquired totaled $39,606,000, with $8,543,000

                         COMPUTER SCIENCES CORPORATION

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) assigned to purchased software, $17,255,000 to goodwill, $2,155,000 to deferred taxes, and $15,963,000 to purchased research and development, which was expensed in connection with the acquisition.

    During August 1993, Continuum issued 3,859,000 shares of its Common Stock (equivalent to 3,048,000 shares of CSC Common Stock) for all of the outstanding common stock of Paxus Corporation Limited ("Paxus"). The acquisition was accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements have been restated to include the results of Paxus for all periods presented.

    During the three years ended March 29, 1996, the Company made a number of acquisitions in addition to those described above which, either individually or collectively, are not material. In conjunction with these purchases, the Company acquired assets with an estimated fair value of $34,497,000, $63,102,000 and $125,912,000; and assumed liabilities of $18,628,000, $85,465,000 and
$76,815,000 for fiscal 1996, 1995 and 1994 respectively. The excess of cost of businesses acquired over related net assets was $22,448,000, $103,626,000 and $54,531,000 for fiscal 1996, 1995 and 1994, respectively.

    INCOME RECOGNITION

    The Company provides services under fixed price, cost-based, time and materials, and level of effort contracts. For fixed price contracts, income is recorded on the basis of the estimated percentage of completion of services rendered. Losses, if any, on fixed price contracts are recognized during the period in which the loss is determined. For cost-based contracts, income is recorded by applying an estimated factor to costs as incurred, such factor being determined by the contract provisions and prior experience. For time and materials and level of effort types of contracts, income is recorded as the costs are incurred, income being the difference between such costs and the agreed-upon billing amounts.

    Revenues from certain information processing services are recorded at the time the service is utilized by the customer. Revenues from sales of proprietary software are generally recognized upon receipt of a signed contract or other form of evidence documenting a customer commitment, however, if significant customization is part of the transaction, such revenues are recognized over the period of delivery.

    DEPRECIATION AND AMORTIZATION

    The Company's depreciation and amortization policies are as follows:

Property and Equipment:
  Buildings.......................................  10 to 40 years
  Computers and related equipment.................  3 to 10 years
  Furniture and other equipment...................  2 to 10 years
  Leasehold improvements..........................  Shorter of lease term or useful life
Investments and Other Assets:
  Purchased and internally developed software.....  2 to 10 years
  Credit information files........................  10 to 20 years
  Excess of cost of businesses acquired over
    related net assets............................  Up to 40 years
  Deferred contract costs.........................  Contract life

    For financial reporting purposes, computer equipment is depreciated using either the straight-line or sum-of-the-years'-digits method, depending on the nature of the equipment's use. The cost of other

                         COMPUTER SCIENCES CORPORATION

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) property and equipment, less applicable residual values, is depreciated on the straight-line method. Depreciation commences when the specific asset is complete, installed and ready for normal use. Investments and other assets are amortized on a straight-line basis over the years indicated above.

    Included in purchased and internally developed software are unamortized capitalized software development costs of $51,205,000 and $54,248,000 as of March 29, 1996 and March 31, 1995, respectively. The related amortization expense was $19,947,000, $8,814,000 and $8,126,000 for fiscal years 1996, 1995 and 1994, respectively. During March 1996, $20,200,000 of capitalized software was written off to reflect a decline in net realizable value associated primarily with changes in market conditions and changes in business strategy relating to Hogan's banking products.

    Included in other assets are deferred contract costs related to the initial purchase of assets under outsourcing contracts. The balance of such costs, net of amortization, was $99,551,000 and $91,324,000 for fiscal 1996 and 1995, respectively. The related amortization expense was $12,764,000, $11,601,000 and $6,169,000 for fiscal 1996, 1995 and 1994, respectively.

    The Company evaluates at least annually the recoverability of its excess cost of businesses acquired over related net assets. In assessing recoverability, the current and future profitability of the related operations are considered, along with management's plans with respect to the operations and the projected undiscounted cash flows.

    CASH FLOWS

    Cash payments for interest on indebtedness and taxes on income are as follows:

                                                                         FISCAL YEAR
                                                               -------------------------------
IN THOUSANDS                                                     1996       1995       1994
-------------------------------------------------------------  ---------  ---------  ---------
Interest.....................................................  $  36,322  $  26,311  $  21,349
Taxes on income..............................................     50,703     59,391     60,208

    For purposes of reporting cash and cash equivalents, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents. The Company's investments consist of high quality securities issued by a number of institutions having high credit ratings, thereby limiting the Company's exposure to concentrations of credit risk. With respect to financial instruments, the Company's carrying amounts of its other current assets and liabilities were deemed to approximate their market values due to their short maturity.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, in particular estimates of anticipated contract costs utilized in the revenue recognition process, that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         COMPUTER SCIENCES CORPORATION

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EARNINGS PER SHARE

    Primary earnings per common share are computed on the basis of the weighted average number of shares of common stock plus common stock equivalents (stock options) outstanding during the year. Fully diluted earnings per common share are not presented since dilution is less than three percent.

    During February 1995, the Company issued 4,000,000 shares of common stock through a public offering, resulting in net proceeds of $196,290,000. The proceeds were used to reduce short-term indebtedness and for general corporate purposes, including the financing of working capital needs and capital expenditures. If the reduction of indebtedness and the offering of related shares had occurred at the beginning of fiscal 1995, the corresponding effect on earnings per share for the year would not have been significant.

    As described in Note 1 above, during September 1993, Continuum acquired all of the outstanding shares of Vantage Computer Systems, Inc. ("Vantage") through the issuance of 4,000,000 shares of its Common Stock (equivalent to 3,160,000 shares of CSC's Common Stock).

    During December 1993, the Board of Directors declared a three-for-one stock split in the form of a 200 percent stock dividend distributed January 13, 1994 on the Company's common stock, with no change in par value.

    Shares used to compute earnings per share, restated for the stock split, are as follows:

                                                                    FISCAL YEAR
                                                      ----------------------------------------
                                                          1996          1995          1994
                                                      ------------  ------------  ------------
Average shares outstanding..........................    74,432,531    70,148,723    67,132,261
Common stock equivalents............................     2,102,263     1,702,226     1,234,043
                                                      ------------  ------------  ------------
                                                        76,534,794    71,850,949    68,366,304
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    ACCOUNTING CHANGES

    Effective April 3, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") 106, "Employers" Accounting for Post-Retirement Benefits Other Than Pensions" and SFAS 109, "Accounting for Income Taxes." Under SFAS 106, the Company changed from the cash basis of accounting for post-retirement benefits other than pensions to the accrual of the estimated costs of such benefits during the period that covered employees render services (see Note 6). The adoption of SFAS 109 changed the Company's method of accounting for income taxes from the "deferred method" to the "asset and liability method." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases (see Note 3).

    RECENT ACCOUNTING PRONOUNCEMENTS

    During fiscal 1996, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121). This statement requires that such assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable and that such assets be reported at the lower of carrying amount or fair value. The Company will adopt SFAS No. 121 during fiscal 1997

                         COMPUTER SCIENCES CORPORATION

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and, based on current circumstances, does not expect a material impact on its results of operations or financial position.

    Also during fiscal 1996, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," was issued, which is effective for fiscal years beginning after December 15, 1995. This statement requires footnote disclosure of the pro forma impact on net income and earnings per share of the compensation cost that would have been recognized if the fair value of all stock-based awards was recorded in the income statement. The disclosure provisions of this statement will be adopted during fiscal 1997.

    RECLASSIFICATIONS

    Certain reclassifications have been made to reflect the acquisition of Continuum, which was accounted for as a pooling of interests. Continuum's expense classifications have been reclassified to conform to CSC's presentation. Continuum's interest income has been removed from its revenues to conform to CSC's presentation of interest income. Additionally, Continuum's common stock equivalents have been converted to CSC shares at the exchange rate of .79 and included in the average common shares outstanding.

NOTE 2--RESTRUCTURING AND OTHER COSTS

    In connection with the fiscal 1996 acquisition discussed in Note 1, Continuum effected a plan to integrate, restructure and realign its expanded business. As a result, Continuum expensed approximately $50,100,000 in non-recurring charges, including $9,600,000 of transaction and $9,800,000 of restructuring costs (which includes the consolidation of facilities and data processing and employee terminations). At March 29, 1996, $16,031,000 of restructuring and transaction costs are included in other accrued expenses. In addition, non-cash adjustments to the carrying value of certain operating assets of $30,700,000 were recorded, including $20,200,000 to capitalized software (see
Note 1), $8,700,000 to allowances for certain receivables and $1,800,000 to other intangibles.

    During January 1995, the Company sold its tax processing operation and incurred an after-tax loss on sale of $940,000. The pre-tax loss of $3,740,000 was reduced by related income tax effects of $2,800,000.

    During the year ended April 1, 1994, in connection with Continuum's acquisitions of Paxus and Vantage, approximately $23,700,000 in restructuring charges were expensed, including $7,000,000 for facilities, $1,500,000 for data center consolidation, $4,200,000 for employee reductions, $8,600,000 for the write-down of certain operating assets and $2,400,000 in other costs. In addition, approximately $8,900,000 for anticipated expenses associated with changes in product strategy were accrued.

                         COMPUTER SCIENCES CORPORATION

NOTE 3--INCOME TAXES

    The sources of income (loss) before taxes, classified as between domestic entities and those entities domiciled outside of the United States, are as follows:

                                                                      FISCAL YEAR
                                                           ----------------------------------
IN THOUSANDS                                                  1996        1995        1994
---------------------------------------------------------  ----------  ----------  ----------
Domestic entities........................................  $  168,816  $  203,968  $  132,711
Entities outside the United States.......................      28,114      16,846      (7,790)
                                                           ----------  ----------  ----------
                                                           $  196,930  $  220,814  $  124,921
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    The provisions for taxes on income, classified as between current and deferred and as between taxing jurisdictions, consist of the following:

                                                                         FISCAL YEAR
                                                               -------------------------------
IN THOUSANDS                                                     1996       1995       1994
-------------------------------------------------------------  ---------  ---------  ---------
Current portion:
  Federal....................................................  $  40,897  $  50,190  $  34,772
  State......................................................      3,400      5,983      5,592
  Foreign....................................................     14,258      7,153      4,729
                                                               ---------  ---------  ---------
                                                                  58,555     63,326     45,093
                                                               ---------  ---------  ---------
Deferred portion:
  Federal....................................................     25,694     12,339     12,622
  State......................................................      6,422      1,223        641
  Foreign....................................................     (3,172)       689       (857)
                                                               ---------  ---------  ---------
                                                                  28,944     14,251     12,406
                                                               ---------  ---------  ---------
  Total provision for taxes..................................  $  87,499  $  77,577  $  57,499
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The major elements contributing to the difference between the federal statutory tax rate and the effective tax rate are as follows:

                                                                             FISCAL YEAR
                                                                   -------------------------------
                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Statutory rate...................................................       35.0%      35.0%      35.0%
State income tax, less effect of federal deduction...............        3.7        2.7        3.7
Goodwill amortization............................................        1.8        1.3        1.8
Utilization of tax credits.......................................        (.2)       (.9)       (.5)
Tax benefit of loss on sale......................................       (2.2)      (3.0)        .1
Foreign losses without tax benefits..............................        1.1         .9        3.6
Tax-exempt investments...........................................        (.2)       (.1)      (1.2)
Effect of U.S. tax law change....................................                              1.1
Restructuring/purchased R&D......................................        5.5                   4.8
R&D incentives...................................................                   (.2)       (.5)
Other............................................................        (.1)       (.6)      (1.9)
                                                                   ---------  ---------  ---------
Effective tax rate...............................................       44.4%      35.1%      46.0%
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                         COMPUTER SCIENCES CORPORATION

NOTE 3--INCOME TAXES (CONTINUED)
    The tax effects of significant temporary differences that comprise deferred tax balances are as follows:

                                                                       MARCH 29,    MARCH 31,
IN THOUSANDS                                                             1996         1995
--------------------------------------------------------------------  -----------  -----------
Deferred tax assets (liabilities)
  Deferred income...................................................  $     8,153  $     3,210
  Employee benefits.................................................         (761)     (11,262)
  Provisions for contract settlement................................       15,866        7,517
  Currency exchange.................................................        1,427       (7,429)
  Other assets......................................................       10,879       15,290
  Contract accounting...............................................      (75,925)     (53,129)
  Depreciation and amortization.....................................      (69,875)     (41,735)
  Prepayments.......................................................      (24,601)     (15,136)
  R&D venture.......................................................        2,371        4,164
  Tax loss/credit carryforwards.....................................        2,405        2,013
  Other liabilities.................................................       (6,536)     (10,851)
                                                                      -----------  -----------
Total deferred taxes................................................  $  (136,597) $  (107,348)
                                                                      -----------  -----------
                                                                      -----------  -----------

    Of the above deferred amounts, $75,282,000 and $50,821,000 are included in current income taxes payable at March 29, 1996 and March 31, 1995, respectively.

    During fiscal 1996, the Company received the revenue agent's report regarding the Internal Revenue Service's audit of fiscal 1987 through 1991. The Company has filed a protest regarding the substantive issues in that report with the Appeals Division of the IRS. In the opinion of management the results of the appeal will not have a material effect on the financial statements.

                         COMPUTER SCIENCES CORPORATION

NOTE 4--RECEIVABLES

    Receivables consist of the following:

                                                                       MARCH 29,    MARCH 31,
IN THOUSANDS                                                              1996         1995
--------------------------------------------------------------------  ------------  ----------
Billed trade accounts...............................................  $    844,914  $  756,219
Recoverable amounts under contracts in progress.....................       234,195     157,838
Other receivables...................................................        27,748      29,545
                                                                      ------------  ----------
                                                                      $  1,106,857  $  943,602
                                                                      ------------  ----------
                                                                      ------------  ----------

    Amounts due under long-term contracts include the following items:

                                                                        MARCH 29,   MARCH 31,
IN THOUSANDS                                                               1996        1995
----------------------------------------------------------------------  ----------  ----------
Included in billed trade accounts receivable--
  Amounts retained in accordance with contract terms, due upon
    completion or other specified event...............................  $    8,764  $    6,496
                                                                        ----------  ----------
                                                                        ----------  ----------

Included in recoverable amounts under contracts in progress:
  Amounts on fixed price contracts not billable in accordance with
    contract terms until some future date.............................  $  113,920  $   69,807
  Excess of costs over provisional billings, awaiting clearance for
    final billing or future negotiation...............................      18,093      10,786
  Accrued award fees..................................................      11,756       9,546
  Amounts retained in accordance with contract terms, due upon
    completion or other specified event...............................      17,412       7,358
  Amounts on completed work, negotiated and awaiting contractual
    document..........................................................       3,082       2,754
  Unrecovered costs related to claims.................................      11,202       9,569
                                                                        ----------  ----------
                                                                        $  175,465  $  109,820
                                                                        ----------  ----------
                                                                        ----------  ----------

    The recoverable amounts under contracts in progress which have not yet been billed comprise amounts of contract revenue not billable at the balance sheet date. Such amounts generally become billable upon completion of a specified phase of the contract, negotiation of contract modifications, completion of government audit activities, or upon acceptance by the customer.

    All items relating to long-term contracts shown above are expected to be collected during fiscal 1997 except for $11,202,000 of unrecovered costs related to claims and $113,482,000 of other items to be collected during 1998 and thereafter. The unrecovered costs related to claims are recorded at net realizable value and consist primarily of amounts due under long-term contracts which are pending determination by negotiation or legal proceedings.

                         COMPUTER SCIENCES CORPORATION

NOTE 5--DEBT

    SHORT-TERM

    At March 29, 1996 and March 31, 1995, the Company had uncommitted lines of credit of $80,000,000 with domestic banks. As of March 29, 1996 and March 31, 1995, the Company had no borrowings outstanding under these lines of credit. The Company, excluding Continuum, also has committed lines of credit of $140,000,000 with certain foreign banks; as of March 29, 1996 and March 31, 1995, there were $64,421,000 and $28,896,000, respectively, of borrowings outstanding under these lines of credit. Interest rates approximate the applicable prime rate. These short-term lines of credit carry no commitment fees or significant covenants. At March 29, 1996, the weighted average interest rate on borrowings under these short-term lines of credit was 5.2%. At March 31, 1995, the rate was 6.1%.

    During fiscal 1996, Continuum and Hogan's respective lines of credit increased to $80,000,000. At March 29, 1996 and March 31, 1995, borrowings under the lines of credit were $7,001,000 with a weighted average interest rate of 7.6% and $1,920,000 with a weighted average interest rate of 9.0%, respectively. Both lines of credit have since expired.

    LONG-TERM

                                                                                            MARCH 29,   MARCH 31,
IN THOUSANDS                                                                                   1996        1995
------------------------------------------------------------------------------------------  ----------  ----------
Commercial paper..........................................................................  $  246,834  $  150,000
6.8% term notes...........................................................................     150,000     150,000
Collateralized notes......................................................................      18,379      19,052
8.95% Senior Notes........................................................................       5,000      10,000
Capitalized lease liabilities, at varying interest rates, payable in monthly installments
  through fiscal 2001.....................................................................       9,313       6,223
Notes payable, at varying interest rates through fiscal 1999..............................       3,711      12,205
Other obligations.........................................................................         314         149
                                                                                            ----------  ----------
Total long-term debt......................................................................     433,551     347,629
Less current maturities...................................................................       6,917      11,933
                                                                                            ----------  ----------
                                                                                            $  426,634  $  335,696
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    At March 29, 1996, the weighted average interest rate on the Company's commercial paper was 5.2%. During September 1995, CSC Enterprises (see Note 10) entered into a new $350,000,000 credit agreement to provide standby support for the commercial paper program. The standby agreement expires during September 1999.

    During April 1994, CSC Enterprises borrowed $150,000,000 through a 144A Private Placement offering of 6.8% fixed rate term notes due April 15, 1999.

    The collateralized notes are secured by a mortgage of real estate and an assignment of a Continuum building lease. Principal and interest are paid monthly with a final balloon payment of $16,143,000 due December 29, 1998. Interest accrues at prime plus 1.5% (9.75% at March 29, 1996 and 10.5% at March 31, 1995).

                         COMPUTER SCIENCES CORPORATION

NOTE 5--DEBT (CONTINUED)
    Capitalized lease liabilities shown above represent amounts due under leases for the use of computers and related equipment. Included in property and equipment are related assets of $10,362,000 (1996) and $13,439,000 (1995), less accumulated amortization of $4,396,000 and $7,370,000, respectively.

    Certain of the Company's borrowing arrangements contain covenants that require the Company to maintain certain financial ratios and that limit the amount of dividend payments. Under the most restrictive requirement, approximately $334,000,000 of retained earnings were available for cash dividends at March 29, 1996.

    The carrying value of the Company's long-term debt is $433,551 at March 29, 1996, as shown above. The corresponding fair value, as defined by Statement of Financial Accounting Standards No. 107, approximates $442,000 using the current rates available to the Company for debt of the same remaining maturities.

    Maturities of long-term debt are $6,917,000 (1997), $5,811,000 (1998),
$19,666,000 (1999), $397,489,000 (2000) and $3,668,000 thereafter.

                         COMPUTER SCIENCES CORPORATION

NOTE 6--RETIREMENT PLANS

    PENSIONS

    The Company and its subsidiaries have several pension plans, as described below.

    A contributory, defined benefit pension plan is generally available to U.S. employees. The benefits under this plan are based on years of participation and the employee's compensation over the entire period of participation. It is the Company's funding policy to make contributions to the plan as required by applicable regulations. Certain non-U.S. employees are enrolled in defined benefit pension plans in the country of domicile. The benefits for these plans generally are based on years of participation and the employee's average compensation during the final years of employment. In addition, the Company has a Supplemental Executive Retirement Plan (SERP) and a Nonemployee Director Retirement Plan, which are nonqualified, noncontributory pension plans. The SERP is a defined benefit retirement plan for designated officers and key executives of the Company. It restores benefits limited by tax regulations and provides for additional benefits based on years of service and the participant's average compensation during a final period of employment.

    Net periodic pension cost for U.S. and non-U.S. pension plans included the following components:

                                                            FISCAL YEAR
                                                    ----------------------------
IN THOUSANDS                                          1996      1995      1994
--------------------------------------------------  --------  --------  --------
Service cost--benefits earned during the year.....  $ 32,351  $ 28,016  $ 17,238
Interest cost on projected benefit obligation.....    28,590    24,645    14,097
Actual return on assets...........................   (68,449)  (10,425)  (20,036)
Net amortization and deferral:
  Amortization of initial net asset gains.........      (538)     (520)     (529)
  Amortization of prior service costs.............     1,432     1,393       678
  Amortization of net loss........................       518       613         6
  Asset gain (loss) deferred......................    37,893   (15,704)    4,520
  SFAS 88 curtailment.............................              (2,090)
                                                    --------  --------  --------
Net periodic pension cost.........................  $ 31,797  $ 25,928  $ 15,974
                                                    --------  --------  --------
                                                    --------  --------  --------

                         COMPUTER SCIENCES CORPORATION

NOTE 6--RETIREMENT PLANS (CONTINUED)
    The following table sets forth the funded status and amounts recognized in the Company's consolidated balance sheets:

                                                                             FISCAL YEAR
                                                    -------------------------------------------------------------
                                                                1996                            1995
                                                    -----------------------------   -----------------------------
                                                    ASSETS EXCEED    ACCUMULATED    ASSETS EXCEED    ACCUMULATED
                                                     ACCUMULATED       BENEFIT       ACCUMULATED       BENEFIT
                                                       BENEFIT       OBLIGATIONS       BENEFIT       OBLIGATIONS
IN THOUSANDS                                         OBLIGATIONS    EXCEED ASSETS    OBLIGATIONS    EXCEED ASSETS
--------------------------------------------------  -------------   -------------   -------------   -------------
Actuarial present value of benefit obligations:
  Vested benefit obligation.......................    $(302,917)      $(54,306)       $(240,733)      $(21,564)
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------
  Accumulated benefit obligation..................    $(322,233)      $(70,626)       $(262,550)      $(30,281)
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------
Projected benefit obligation......................    $(382,798)      $(87,278)       $(318,253)      $(33,217)
Plan assets at fair market value..................      419,915         55,292          322,970          8,981
                                                    -------------   -------------   -------------   -------------
Projected benefit obligation less than (in excess
  of) plan assets.................................       37,117        (31,986)           4,717        (24,236)
Unrecognized net (gain) loss......................      (20,005)         2,423           13,972          2,654
Prior service cost not yet recognized in net
  periodic pension cost...........................        2,514          7,398            2,971          5,778
Unrecognized (net asset) obligation being
  amortized over future service periods of plan
  participants....................................        1,095            940             (105)         1,114
Adjustment to reflect minimum liability...........                      (9,934)                         (8,634)
Contribution in fourth fiscal quarter.............                                          323
                                                    -------------   -------------   -------------   -------------
Pension asset (liability).........................    $  20,721       $(31,159)       $  21,878       $(23,324)
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------

    Assumptions used in the accounting for the Company's plans were:

                                                               FISCAL YEAR
                                                    ----------------------------------
                                                       1996        1995        1994
                                                    ----------  ----------  ----------
U.S. PLAN
Discount or settlement rate.......................    7.50%       8.00%       7.50%
Rate of increase in compensation levels...........     5.85        6.25        6.00
Expected long-term rate of return on assets.......     8.50        8.50        8.50

NON-U.S. PLANS
Discount or settlement rates......................  7.00-9.00%  7.00-9.00%  6.00-8.00%
Rates of increase in compensation levels..........  3.50-6.50   3.50-6.50   3.50-6.00
Expected long-term rates of return on assets......  7.00-9.25   7.00-9.00   6.00-9.00

    Plan assets include actively managed funds, indexed funds and short-term investment funds.

    The Company sponsors several defined contribution plans for substantially all U.S. employees and certain foreign employees. The plans allow employees to contribute a portion of their earnings in accordance with specified guidelines. For some plans, the Company matches a percentage of the

                         COMPUTER SCIENCES CORPORATION

NOTE 6--RETIREMENT PLANS (CONTINUED)
employee's contribution within limits as defined by each plan. Prior to August 1, 1996, Continuum's employer contributions were calculated on the basis of the greater of a portion of employee compensation or a portion of Continuum's income before taxes. At March 29, 1996, plan assets included 2,595,000 shares of the Company's common stock. During fiscal 1996, 1995 and 1994, the Company contributed $18,016,000, $16,278,000 and $13,205,000, respectively.

    OTHER POST-RETIREMENT BENEFITS

    The Company provides health care and life insurance benefits for certain retired U.S. employees, generally for those employed prior to August 1992. Most non-U.S. employees are covered by government sponsored programs at no direct cost to the Company other than related payroll taxes.

    As discussed in Note 1, the Company adopted SFAS 106 during fiscal 1994. Under SFAS 106 the net periodic post-retirement benefit costs, relating principally to retiree health care, amounted to $5,100,000, $5,368,000 and $4,988,000 in 1996, 1995 and 1994, respectively.

    Net periodic post-retirement benefit cost included the following components:

                                                         FISCAL YEAR
                                                    ----------------------
IN THOUSANDS                                         1996    1995    1994
--------------------------------------------------  ------  ------  ------
Service cost, benefits earned during the period...  $  831  $  969  $  818
Interest cost on accumulated benefit obligation...   3,018   2,885   2,586
Actual return on plan assets......................  (1,463)     (7)    (81)
Amortization of initial obligation................   1,633   1,633   1,633
Amortization of net (gain) loss...................     (42)     78
Asset gain (loss) deferred........................   1,123    (190)     32
                                                    ------  ------  ------
Net provision for post-retirement benefits........  $5,100  $5,368  $4,988
                                                    ------  ------  ------
                                                    ------  ------  ------

    The status of the plan and amounts recognized in the Company's consolidated balance sheets are as follows:

                                                    MARCH 29,   MARCH 31,
IN THOUSANDS                                          1996        1995
--------------------------------------------------  ---------   ---------
Actuarial present value of benefit obligation
  applicable to:
  Retirees........................................  $ (21,047)  $ (19,132)
  Fully eligible plan participants................     (4,309)     (5,291)
  Other active plan participants..................    (16,056)    (14,362)
                                                    ---------   ---------
Accumulated post-retirement benefit obligation....    (41,412)    (38,785)
Plan assets at fair market value..................      8,582       4,016
                                                    ---------   ---------
Accumulated post-retirement benefit obligation in
  excess of plan assets...........................    (32,830)    (34,769)
Unrecognized net gain.............................     (2,105)       (843)
Unrecognized transition obligation................     26,992      28,625
Prior service cost not yet recognized in net
  periodic
  post-retirement benefit cost....................        501
                                                    ---------   ---------
Accrued post-retirement benefit liability.........  $  (7,442)  $  (6,987)
                                                    ---------   ---------
                                                    ---------   ---------

                         COMPUTER SCIENCES CORPORATION

NOTE 6--RETIREMENT PLANS (CONTINUED)
    The assumed rate of return on plan assets was 7.0% and the discount rate used to estimate the accumulated post-retirement benefit obligation was 7.5% and 8.0% for fiscal 1996 and 1995, respectively. Plan assets include actively managed funds, indexed funds and short-term investment funds. The assumed health care cost trend rate used in measuring the expected benefit obligation was 9.5% for fiscal 1996, declining to 5.0% for 2004 and thereafter. A one-percentage point change in the assumed health care cost trend rate would increase or decrease the accumulated post-retirement benefit obligation as of March 29, 1996, and the net periodic post-retirement benefit cost for fiscal year 1996 by $4,150,000 and $474,000, respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

    COMMITMENTS

    The Company has operating leases for the use of certain property and equipment. Substantially all operating leases are noncancelable or cancelable only by the payment of penalties. All lease payments are based on the lapse of time but include, in some cases, payments for insurance, maintenance and property taxes. There are no purchase options on operating leases at favorable terms, but most leases have one or more renewal options. Certain leases on real property are subject to annual escalations for increases in utilities and property taxes. Lease rental expense amounted to $148,088,000 (1996), $138,222,000 (1995) and $108,579,000 (1994).

    Minimum fixed rentals required for the next five years and thereafter under operating leases in effect at March 29, 1996, are as follows (in thousands):

FISCAL YEAR                                         REAL ESTATE   EQUIPMENT
--------------------------------------------------  -----------   ---------
1997..............................................   $ 75,325      $47,366
1998..............................................     59,576       21,759
1999..............................................     43,327        9,859
2000..............................................     34,804        4,899
2001..............................................     26,097        1,645
Thereafter to 2018................................     74,134          855
                                                    -----------   ---------
                                                     $313,263      $86,383
                                                    -----------   ---------
                                                    -----------   ---------

    CONTINGENCIES

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company's customer base includes Fortune 500 companies, the U.S. Federal government, and other significant, well-known companies operating in North America, Europe and the Pacific Rim. Although the Company is directly affected by the financial well-being of its customers' respective industries, management does not believe significant credit risks exist at March 29, 1996.

    During September 1993, Continuum entered into an agreement with a shareholder to purchase data processing services at commercial rates for a period of six years. During the three fiscal years ended March 29, 1996, the Company has incurred related expenses of $22,647,000, $15,662,000 and $6,100,000, respectively, for data processing and other consulting services, which are included in costs of services. In addition, during fiscal 1994, the shareholder assumed responsibility for certain of the Company's capital

                         COMPUTER SCIENCES CORPORATION

NOTE 7--COMMITMENTS AND CONTINGENCIES (CONTINUED) leases of computer equipment and purchased at book value certain of the Company's data processing assets.

    The Company is currently party to a number of disputes which involve or may involve litigation. After consultation with counsel, it is the opinion of Company management that ultimate liability, if any, with respect to these disputes will not be material to the Company's financial position.

NOTE 8--STOCK INCENTIVE AND STOCK PURCHASE PLANS

    STOCK INCENTIVE PLANS

    The Company has seven stock incentive plans which authorize the issuance of stock options, restricted stock and other stock-based incentives to employees upon terms approved by the Compensation Committee. In addition, on August 1, 1996, in connection with the acquisition of Continuum, the Company assumed outstanding employee and non-employee director options (the "Continuum Stock Options") to purchase an aggregate of 2,976,000 shares of Continuum common stock at an average exercise price of $26.77 per share (which is equivalent to 2,351,000 shares of CSC common stock at an average exercise price of $33.89 per share), and 28,628 shares of restricted Continuum common stock (the "Continuum Restricted Stock") were converted into 22,616 shares of restricted CSC common stock.

    At March 29, 1996, March 31, 1995 and April 1, 1994, 3,426,000, 1,574,000
and 2,183,000 shares, respectively, of CSC common stock were available for the grant of future stock options. These amounts represent the number of CSC shares then available for option under the Company's seven stock incentive plans, plus the number of CSC share equivalents then available for option as Continuum Stock Options, minus the 61,075 CSC share equivalents that were available for option as Continuum Stock Options immediately prior to, but not after, the acquisition of Continuum by CSC on August 1, 1996.

    During the year ended April 1, 1994, Continuum granted an option to purchase 200,000 shares of Continuum common stock at $25.00 per share (equivalent to 158,000 shares of CSC stock at $31.65 per share) to a third party. The option was exercised prior to August 1, 1996.

    At March 29, 1996, options to purchase 6,962,088 shares of CSC common stock were outstanding, of which 2,719,945 were exercisable. The status of all optioned CSC shares is as follows:

                                                                FISCAL YEAR
                                                    ------------------------------------
                                                       1996         1995        1994
                                                    -----------  ----------  -----------
Outstanding--beginning of year....................    7,203,345   6,466,170    5,461,591
Granted during year, at prices ranging from $12.25
  to $76.13 (1996), $15.19 to $51.88 (1995), $1.00
  to $44.71 (1994)................................    1,348,126   1,739,778    2,374,203
Exercised during year, at prices ranging from
  $1.00 to $50.50 (1996), $1.00 to $39.50 (1995),
  $1.00 to $27.63 (1994)..........................   (1,284,151)   (660,565)  (1,105,238)
Canceled during year, at prices ranging from
  $12.58 to $65.00 (1996), $1.00 to $46.75 (1995),
  $12.58 to $28.63 (1994).........................     (305,232)   (342,038)    (264,386)
                                                    -----------  ----------  -----------
Outstanding--end of year, at prices ranging from
  $1.00 to $76.13, all years......................    6,962,088   7,203,345    6,466,170
                                                    -----------  ----------  -----------
                                                    -----------  ----------  -----------
Average price of outstanding options..............  $     30.90  $    25.54  $     21.31
                                                    -----------  ----------  -----------
                                                    -----------  ----------  -----------

                         COMPUTER SCIENCES CORPORATION

NOTE 8--STOCK INCENTIVE AND STOCK PURCHASE PLANS (CONTINUED)
    At March 29, 1996, March 31, 1995 and April 1, 1994, 206,970, 273,150 and
355,470 shares, respectively, of CSC restricted stock were outstanding, net of shares forfeited by or repurchased from terminated employees, and shares for which the restrictions have lapsed. Shares of Continuum Restricted Stock vest ratably on the first five anniversaries of the date of issuance, and were granted coincident with cash bonuses aggregating $211,000, $77,000 and $332,000 during the fiscal years ended March 29, 1996, March 31, 1995 and April 1, 1994, respectively. Shares of CSC restricted stock other than Continuum Restricted Stock generally vest on the fifth, sixth and seventh anniversaries of the date of issuance. During the fiscal years ended March 29, 1996, March 31, 1995 and April 1, 1994, the market price per share of CSC restricted stock on the date of issuance ranged from $12.75 to $48.42, $12.75 to $34.38, and $12.75 to $34.75,
respectively, and amortization of unearned restricted stock was 1,262,000, 1,639,000 and 1,831,000, respectively.

    Prior to the acquisition of Paxus by Continuum on August 13, 1993, Paxus sold shares of its common stock to employees and directors in exchange for non-interest bearing notes secured by the shares. Note payments aggregating $103,000, $1,659,000 and $487,000 were received in the fiscal years ended March 29, 1996, March 31, 1995 and April 1, 1994, respectively.

    Prior to the acquisition of Continuum by CSC on August 1, 1996, certain officers of Continuum's subsidiary, Hogan, exercised stock options by the delivery of a recourse note in the amount of the exercise price, which notes were secured by the shares purchased. Notes aggregating $3,888,00 were received in the fiscal year ended March 29, 1996.

    The outstanding principal balances of the Paxus notes and the Hogan notes are classified as a reduction of stockholders' equity.

    STOCK PURCHASE PLAN

    Prior to the acquisition of Continuum by CSC on August 1, 1996, Continuum maintained an Employee Stock Purchase Plan which provided for the purchase of up to 300,000 shares of Continuum common stock (equivalent to 237,000 shares of CSC stock) by its employees. Substantially all employees of Continuum were eligible to participate, subject to certain limitations. The plan provided for semi-annual purchases of stock at 85% of the market value of the stock on the first day or, if lower, the last day of the six-month offering period. During the fiscal years ended March 29, 1996, March 31, 1995 and April 1, 1994, 80,383, 71,834 and 33,270 shares of Continuum common stock (equivalent to 63,503, 56,749, and 26,283 shares of CSC common stock), respectively, were purchased with net proceeds of $2,172,000, $1,208,000 and $502,000, respectively.

NOTE 9--STOCKHOLDER RIGHTS PLAN

    Pursuant to its stockholder rights plan, the Company has issued one right for each outstanding share of its common stock. These rights, which are attached to and trade together with the common stock, are not currently exercisable. On the tenth business day after any person or entity acquires 20% or more of CSC's common stock, each right (other than rights held by the 20% stockholder, which will become void) will become exercisable to purchase one share of CSC common stock at 10% of the then-current market value. The rights expire December 21, 1998, and may be redeemed by the Board of Directors at $.01 per right at any time before they become exercisable.

                         COMPUTER SCIENCES CORPORATION

NOTE 10--SEGMENT AND GEOGRAPHIC INFORMATION

    The Company's business involves operations in principally one industry segment, providing information technology consulting, systems integration and outsourcing. The following data has been segmented between operations within the United States, Europe and other countries. The other countries consist primarily of Australia and other Pacific Rim countries.

                                                               FISCAL YEAR
                                                    ----------------------------------
IN THOUSANDS                                           1996        1995        1994
--------------------------------------------------  ----------  ----------  ----------
Revenues
  United States...................................  $3,342,317  $2,871,164  $2,390,597
  Europe..........................................   1,109,616     663,394     357,400
  Other...........................................     288,827     253,468     148,393
                                                    ----------  ----------  ----------
    Total.........................................  $4,740,760  $3,788,026  $2,896,390
                                                    ----------  ----------  ----------
                                                    ----------  ----------  ----------
Operating income
  United States...................................  $  290,780  $  258,373  $  198,229
  Europe..........................................      38,330       8,033      16,384
  Other...........................................      13,836      21,758       3,593
                                                    ----------  ----------  ----------
    Total.........................................  $  342,946  $  288,164  $  218,206
                                                    ----------  ----------  ----------
                                                    ----------  ----------  ----------
Identifiable assets at year end
  United States...................................  $1,843,909  $1,704,821  $1,335,255
  Europe..........................................     931,183     786,370     588,243
  Other...........................................     160,531     140,200     140,062
                                                    ----------  ----------  ----------
    Total.........................................  $2,935,623  $2,631,391  $2,063,560
                                                    ----------  ----------  ----------
                                                    ----------  ----------  ----------

    Operating income is generally calculated as total revenue less operating expenses, without adding or deducting corporate general and administrative costs, interest income and expense, income taxes or other items.

    The Company derives a major portion of its revenues from departments and agencies of the United States government. At March 29, 1996, approximately 32% of the Company's accounts receivable were due from the federal government. Federal government revenues by agency/department are as follows:

                                                                               FISCAL YEAR
                                                    ------------------------------------------------------------------
                                                            1996                   1995                   1994
                                                    --------------------   --------------------   --------------------
                                                                PERCENT                PERCENT                PERCENT
IN THOUSANDS                                          AMOUNT    OF TOTAL     AMOUNT    OF TOTAL     AMOUNT    OF TOTAL
--------------------------------------------------  ----------  --------   ----------  --------   ----------  --------
Department of Defense.............................  $  961,587    20%      $  823,812    22%      $  693,172    24%
National Aeronautics and Space Administration.....     292,900     6          312,377     8          221,977     7
Other civil agencies..............................     317,012     7          353,206     9          308,041    11
                                                                  --                     --                     --
                                                    ----------             ----------             ----------
  Total...........................................  $1,571,499    33%      $1,489,395    39%      $1,223,190    42%
                                                                  --                     --                     --
                                                                  --                     --                     --
                                                    ----------             ----------             ----------
                                                    ----------             ----------             ----------

                         COMPUTER SCIENCES CORPORATION

NOTE 11--AGREEMENTS WITH EQUIFAX

    During fiscal 1989, the Company signed an agreement with Equifax Inc. and its subsidiary, Equifax Credit Information Services, Inc. ("ECIS"), pursuant to which certain of the Company's wholly owned subsidiaries (collectively, the "Bureaus") became affiliated credit bureaus of ECIS and use its credit reporting system. The Bureaus retain ownership of their credit files and continue to receive the revenues generated from the sale of the credit information they contain. The Bureaus pay ECIS a fee for maintaining the files and for each report supplied.

    The agreement also provides the Company with an option to sell its credit reporting and collection businesses to ECIS. This option requires six months' advance notice and expires August 1, 2013. The option price is determined by certain financial formulas if notification is given on or before July 31, 1998, and if notification is given thereafter, is equal to appraised value.

    In the opinion of management, the option price, as determined using consistent methods of calculation under the financial formulas, approached $500 million at March 29, 1996. In its quarterly report for the quarter ended March 31, 1996, ECIS stated that the option price is "currently estimated at approximately $400 million."

    The agreement is for a 10-year term, renewable indefinitely at the option of the Company for successive 10-year periods. In the event the Company does not renew or does not exercise its option to sell, or if there is a change in control of the Company, ECIS has the option to purchase the Company's credit reporting and collection businesses at the option prices described above.

    Effective December 1990, the Company, through affiliates, formed a general partnership with affiliates of Equifax Inc. and a third party, Merel Corporation. The partnership was formed to operate the Company's credit services operations and to carry out other business strategies through acquisition and investment. The Company, through affiliates, has a 97.1% interest in the partnership, named CSC Enterprises, and is the managing general partner. The Company's rights under the 1988 agreement remain exercisable through the partnership in accordance with the original terms.

                 COMPUTER SCIENCES CORPORATION AND SUBSIDIARIES

                SCHEDULE VIII, VALUATION AND QUALIFYING ACCOUNTS

                        THREE YEARS ENDED MARCH 29, 1996

                                                                      ADDITIONS
                                                             ---------------------------
                                                               CHARGED TO
                                         BALANCE, BEGINNING     COST AND                               BALANCE, END
IN THOUSANDS                                 OF PERIOD          EXPENSES      OTHER (1)   DEDUCTIONS    OF PERIOD
---------------------------------------  ------------------  --------------  -----------  -----------  ------------
Year ended March 29, 1996
Allowance for doubtful receivables.....      $   32,254        $   20,623     $   1,001    $   8,453    $   45,425

Year ended March 31, 1995
Allowance for doubtful receivables.....          35,099             8,881         1,643       13,369        32,254

Year ended April 1, 1994
Allowance for doubtful receivables.....          22,529            11,547         7,903        6,880        35,099

------------------------

(1) All years include balances from acquisitions, changes in balances due to foreign currency exchange rates and recovery of prior-year charges.

(B) FIVE-YEAR SELECTED FINANCIAL DATA (UNAUDITED)

                                                 COMPUTER SCIENCES CORPORATION

                                                       FIVE-YEAR REVIEW
                                     -----------------------------------------------------
IN THOUSANDS EXCEPT PER-SHARE        MARCH 29,  MARCH 31,  APRIL 1,   APRIL 2,   APRIL 3,
  AMOUNTS                              1996       1995       1994       1993       1992
-----------------------------------  ---------  ---------  ---------  ---------  ---------
Total assets.......................  $2,935,623 $2,631,391 $2,063,560 $1,703,476 $1,637,679

Debt:
  Long-term........................    426,634    335,696    292,493    319,829    362,410
  Short-term.......................     71,422    128,237     17,772      6,220     42,396
  Current maturities...............      6,917     11,933     35,761     32,905     23,621
                                     ---------  ---------  ---------  ---------  ---------
    Total..........................    504,973    475,866    346,026    358,954    428,427

Stockholders' equity...............  1,415,260  1,285,202    908,651    782,008    691,364
Working capital....................    425,631    385,159    241,457    395,160    325,076
Property and equipment:
  At cost..........................  1,249,729    994,520    778,376    602,916    503,238
  Accumulated depreciation and
    amortization...................    569,670    430,249    352,852    287,028    213,026
                                     ---------  ---------  ---------  ---------  ---------
  Property and equipment, net......    680,059    564,271    425,524    315,888    290,212

Current assets to current
  liabilities......................      1.5:1      1.4:1      1.3:1      1.8:1      1.6:1
Debt to total capitalization.......       26.3%      27.0%      27.6%      31.5%      38.3%
Book value per share...............  $   18.84  $   17.36  $   13.11  $   12.02  $   10.77
Stock price range (high)...........      80.75      52.63      41.75      26.83      28.00
               (low)...............      46.50      35.25      23.33      19.00      17.42

                                                                      FISCAL YEAR
                                       -------------------------------------------------------------------------
IN THOUSANDS EXCEPT PER-SHARE AMOUNTS      1996           1995           1994           1993           1992
-------------------------------------  -------------  -------------  -------------  -------------  -------------
Revenues.............................  $   4,740,760  $   3,788,026  $   2,896,390  $   2,780,828  $   2,431,200
                                       -------------  -------------  -------------  -------------  -------------
Costs of services....................      3,695,989      2,961,955      2,268,655      2,204,933      1,951,426
Selling, general and
  administrative.....................        467,588        383,973        294,641        287,645        254,904
Depreciation and amortization........        272,057        190,240        146,602        135,813        102,136
Interest, net........................         32,143         27,304         12,979         15,222         15,888
Restructuring and other items, net
  (note 2)...........................         50,053          3,740         32,629            460          3,250
Charge for purchased research &
  development (note 1)...............         26,000                        15,963
                                       -------------  -------------  -------------  -------------  -------------
Total costs and expenses.............      4,543,830      3,567,212      2,771,469      2,644,073      2,327,604
                                       -------------  -------------  -------------  -------------  -------------
Income before taxes..................        196,930        220,814        124,921        136,755        103,596
Taxes on income......................         87,499         77,577         57,499         58,487         48,845
                                       -------------  -------------  -------------  -------------  -------------
Income before cumulative effect of
  accounting change, extraordinary
  credit and discontinued
  operations.........................        109,431        143,237         67,422         78,268         54,751
Cumulative effect of accounting
  change for income taxes............                                        4,900
Extraordinary credit--utilization of
  tax loss carry-forwards............                                                         800
Discontinued operations..............                                                                     (8,870)
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $     109,431  $     143,237  $      72,322  $      79,068  $      45,881
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Earnings per common share before
  cumulative effect of accounting
  change and discontinued
  operations.........................  $        1.43  $        1.99  $        0.99  $        1.19  $        0.85
Cumulative effect of accounting
  change for income taxes............                                         0.07
Extraordinary credit.................                                                         .01
Discontinued operations..............                                                                       (.14)
                                       -------------  -------------  -------------  -------------  -------------
Earnings per common share............  $        1.43  $        1.99  $        1.06  $        1.20  $        0.71
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Shares used to compute earnings per
  share..............................     76,534,794     71,850,949     68,366,304     65,670,506     64,793,760
Dividends per common share...........                             *              *              *              *
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

Note: The selected financial data has been restated to include the results of Continuum, Paxus and Hogan, accounted for as poolings of interests, for all periods presented. Per-share amounts are restated for a three-for-one stock split, distributed in the form of a 200% stock dividend on January 13, 1994.

* Hogan paid dividends to its shareholders of record of $.15 per share during fiscal 1992 and 1993 and $.17 per share during fiscal 1994 and 1995. Hogan did not pay a dividend to its shareholders of record for fiscal 1996. No other dividends were paid by CSC or any of its affiliates during fiscal 1992 through 1996.

(C) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)*

                                                           COMPUTER SCIENCES CORPORATION

                                                                    FISCAL 1996
                                               -----------------------------------------------------
IN THOUSANDS EXCEPT PER-SHARE AMOUNTS          1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
---------------------------------------------  -----------   -----------   -----------   -----------
Revenues.....................................  $ 1,082,963   $ 1,128,648   $ 1,236,674   $ 1,292,475

Costs of services............................      849,725       881,692       956,840     1,004,010
Selling, general and administrative..........      109,033       112,157       129,817       120,302
Depreciation and amortization................       60,188        63,547        69,296        79,027
Interest, net................................        7,395         8,352         8,616         7,780
Charge for purchased research & development
  (note 1)...................................                                   26,000
Restructuring and other items (note 2).......                                                 50,053
                                               -----------   -----------   -----------   -----------

Total costs and expenses.....................    1,026,341     1,065,748     1,190,569     1,261,172
                                               -----------   -----------   -----------   -----------

Income before taxes..........................       56,622        62,900        46,105        31,303
Net income...................................       35,941        39,569        19,721        14,200
Net earnings per share.......................         0.47          0.51          0.25          0.18


                                                                    FISCAL 1995
                                               -----------------------------------------------------
                                               1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                               -----------   -----------   -----------   -----------
Revenues.....................................  $   831,202   $   888,701   $   930,570   $ 1,137,553

Costs of services............................      646,922       698,466       731,942       884,625
Selling, general and administrative..........       92,939        91,593        91,094       108,347
Depreciation and amortization................       41,737        44,133        45,851        58,519
Interest, net................................        5,766         5,910         8,017         7,611
Other items (note 2).........................                                                  3,740
                                               -----------   -----------   -----------   -----------

Total costs and expenses.....................      787,364       840,102       876,904     1,062,842
                                               -----------   -----------   -----------   -----------

Income before taxes..........................       43,838        48,599        53,666        74,711
Net income...................................       27,502        30,544        33,903        51,288
Net earnings per share.......................         0.39          0.43          0.48          0.70

* Quarterly financial information has been restated to reflect the merger with Continuum. Interest income has been removed from Continuum's revenues to conform with CSC's presentation.

(D) FINANCIAL STATEMENTS AND EXHIBITS FOR THE FISCAL QUARTER ENDED JUNE 28, 1996

                           COMPUTER SCIENCES CORPORATION

  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT EXHIBITS

                              FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Consolidated Condensed Statements of Income for the first quarters ended June 28, 1996 and June 30, 1995...          35
Consolidated Condensed Balance Sheets as of June 28, 1996 and March 29, 1996...............................          36
Consolidated Condensed Statements of Cash Flows for the first quarters ended June 28, 1996 and June 30,
  1995.....................................................................................................          37
Notes to Consolidated Condensed Financial Statements.......................................................          38


                                                        EXHIBITS

Exhibit 11--Calculation of Earnings per Share..............................................................          39
Exhibit 28--Revenues by Market Sector......................................................................          40

                         COMPUTER SCIENCES CORPORATION

            CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

                                                                                           FIRST QUARTER ENDED
                                                                                        --------------------------
                                                                                          JUNE 28,      JUNE 30,
IN THOUSANDS EXCEPT PER-SHARE AMOUNTS                                                       1996          1995
--------------------------------------------------------------------------------------  ------------  ------------
Revenues..............................................................................  $  1,303,892  $  1,082,963
                                                                                        ------------  ------------
Costs of services.....................................................................     1,037,208       849,725
Selling, general and administrative...................................................       116,453       109,033
Depreciation and amortization.........................................................        71,607        60,188
Interest expense......................................................................         8,314         9,352
Interest income.......................................................................        (1,463)       (1,957)
                                                                                        ------------  ------------
Total costs and expenses..............................................................     1,232,119     1,026,341
                                                                                        ------------  ------------
Income before taxes...................................................................        71,773        56,622
Taxes on income.......................................................................        26,496        20,681
                                                                                        ------------  ------------
Net income............................................................................  $     45,277  $     35,941
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per common share (note A)....................................................  $       0.58  $       0.47
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            (See accompanying notes)

                         COMPUTER SCIENCES CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                       JUNE 28,   MARCH 29,
IN THOUSANDS                                                             1996       1996
---------------------------------------------------------------------  ---------  ---------
                                                                       (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................................  $  33,293  $ 113,873
  Receivables........................................................  1,228,062  1,106,857
  Prepaid expenses and other current assets..........................    126,418    134,033
                                                                       ---------  ---------
    Total current assets.............................................  1,387,773  1,354,763
                                                                       ---------  ---------
Property and equipment--at cost......................................  1,367,113  1,249,729
  Less accumulated depreciation and amortization.....................    624,624    569,670
                                                                       ---------  ---------
    Property and equipment, net......................................    742,489    680,059
                                                                       ---------  ---------
Excess of cost of businesses acquired over related net assets, net...    472,396    457,912
Other assets.........................................................    454,726    442,889
                                                                       ---------  ---------
  Total assets.......................................................  $3,057,384 $2,935,623
                                                                       ---------  ---------
                                                                       ---------  ---------
Current liabilities:
  Short-term debt and current maturities of long-term debt...........  $  99,148  $  78,339
  Accounts payable...................................................    177,182    186,460
  Accrued payroll and related costs..................................    237,853    222,620
  Other accrued expenses.............................................    243,459    262,961
  Deferred revenue...................................................    117,203    111,075
  Income taxes payable...............................................     72,602     67,677
                                                                       ---------  ---------
    Total current liabilities........................................    947,447    929,132
                                                                       ---------  ---------
Long-term debt, net..................................................    458,679    426,634
                                                                       ---------  ---------
Other long-term liabilities..........................................    174,269    164,597
                                                                       ---------  ---------
Stockholders' equity (note B)
  Common stock issued, par value $1.00 per share.....................     75,810     75,429
  Other stockholders' equity.........................................  1,401,179  1,339,831
                                                                       ---------  ---------
    Total stockholders' equity.......................................  1,476,989  1,415,260
                                                                       ---------  ---------
    Total liabilities and stockholders' equity.......................  $3,057,384 $2,935,623
                                                                       ---------  ---------
                                                                       ---------  ---------

                            (See accompanying notes)

                         COMPUTER SCIENCES CORPORATION

          CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                            FIRST QUARTER ENDED
                                                                                          ------------------------
                                                                                           JUNE 28,     JUNE 30,
IN THOUSANDS, INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               1996         1995
----------------------------------------------------------------------------------------  -----------  -----------
Cash flows from operating activities:
  Net income............................................................................  $    45,277  $    35,941

  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................       71,607       60,105
    Provision for losses on accounts receivable.........................................        2,677        6,412
      Increase in assets................................................................      (88,766)    (121,019)
      Decrease in liabilities...........................................................      (42,046)     (51,518)
                                                                                          -----------  -----------
Net cash used in operating activities...................................................      (11,251)     (70,079)
                                                                                          -----------  -----------
Investing activities:
  Purchases of property, plant and equipment............................................      (64,131)     (45,365)
  Acquisitions, net of cash acquired....................................................      (55,366)     (24,830)
  Outsourcing contracts.................................................................                   (21,108)
  Purchased and internally developed software...........................................      (13,180)      (5,953)
  Other investing cash flows............................................................        2,415       (6,291)
                                                                                          -----------  -----------
Net cash used in investing activities...................................................     (130,262)    (103,547)
                                                                                          -----------  -----------
Financing activities:
  Borrowing under (repayment of) commercial paper, net..................................       27,009       (1,338)
  Borrowing under lines of credit, net..................................................       18,977       27,437
  Principal payments on long-term debt..................................................         (303)        (877)
  Proceeds from stock option transactions...............................................       11,424        4,176
  Other financing cash flows............................................................        3,826         (988)
                                                                                          -----------  -----------
Net cash provided by financing activities...............................................       60,933       28,410
                                                                                          -----------  -----------
Net decrease in cash and cash equivalents...............................................      (80,580)    (145,216)
Cash and cash equivalents at beginning of year..........................................      113,873      207,599
                                                                                          -----------  -----------
Cash and cash equivalents at end of period..............................................  $    33,293  $    62,383
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                            (See accompanying notes)

                         COMPUTER SCIENCES CORPORATION
        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

A) Primary earnings per common share are based on the weighted average number of common stock and common stock equivalent shares (dilutive stock options) outstanding of 77,677,000 and 76,245,000 respectively, for the three months ended June 28, 1996, and June 30, 1995 (see Part II, Exhibit 11).

B) No dividends were paid during the periods presented. There were 75,810,240 shares at June 28, 1996 and 75,428,622 shares at March 29, 1996 of $1.00 par value common stock issued with 324,220 and 311,928 shares, respectively, of treasury stock.

C) Cash payments for interest on indebtedness were $11,362,000 and $12,773,000, respectively, for the three months ended June 28, 1996, and June 30, 1995. Cash payments for taxes on income were $9,354,000 and $14,719,000, respectively, for the three months ended June 28, 1996, and June 30, 1995.

D) The financial information reported, which is not necessarily indicative of the results for a full year, is unaudited but includes all adjustments which the Company considers necessary for a fair presentation. All such adjustments are normal recurring adjustments.

E) Certain reclassifications have been made to reflect the acquisition of Continuum, which was accounted for as a pooling of interests. Continuum's expense classifications have been reclassified to conform to CSC's presentation. Continuum's interest income has been removed from its revenues to conform to CSC's separate presentation of interest income. Additionally, Continuum's common stock equivalents have been converted to CSC shares at the exchange rate of .79 and included in the average common shares outstanding.

                                                                      EXHIBIT 11

                         COMPUTER SCIENCES CORPORATION
                 CALCULATION OF EARNINGS PER SHARE (UNAUDITED)

                                                                                              FIRST QUARTER ENDED
                                                                                              --------------------
                                                                                              JUNE 28,   JUNE 30,
IN THOUSANDS EXCEPT PER-SHARE AMOUNTS                                                           1996       1995
--------------------------------------------------------------------------------------------  ---------  ---------
Net income..................................................................................  $  45,277  $  35,941
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Shares:
  Weighted average shares outstanding.......................................................     75,273     74,017
  Common stock equivalents..................................................................      2,404      2,228
                                                                                              ---------  ---------
  Total for primary and fully diluted.......................................................     77,677     76,245
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Earnings Per Share:
    Primary and fully diluted*..............................................................  $    0.58  $    0.47
                                                                                              ---------  ---------
                                                                                              ---------  ---------

* The fully diluted calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      EXHIBIT 28

                         COMPUTER SCIENCES CORPORATION

                     REVENUES BY MARKET SECTOR (UNAUDITED)

                                                                        FIRST QUARTER ENDED          % OF TOTAL
                                                                        --------------------  ------------------------
                                                                        JUNE 28,   JUNE 30,    JUNE 28,     JUNE 30,
DOLLARS IN MILLIONS                                                       1996       1995        1996         1995
----------------------------------------------------------------------  ---------  ---------  -----------  -----------
  U. S. Commercial....................................................  $   482.4  $   409.6          37           38
  International.......................................................      375.8      290.7          29           27
                                                                        ---------  ---------         ---          ---
    Global Commercial.................................................      858.2      700.3          66           65
                                                                        ---------  ---------         ---          ---
  Dept. of Defense....................................................      297.0      224.6          23           21
  NASA................................................................       75.6       79.0           6            7
  Civil Agencies......................................................       73.1       79.1           5            7
                                                                        ---------  ---------         ---          ---
    U. S. Federal Government..........................................      445.7      382.7          34           35
                                                                        ---------  ---------         ---          ---
  Total revenues......................................................  $ 1,303.9  $ 1,083.0         100%         100%
                                                                        ---------  ---------         ---          ---
                                                                        ---------  ---------         ---          ---

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    The financial statements and exhibits listed below are filed as a part of this report:

    (a)FINANCIAL STATEMENTS.

       The consolidated financial statements of the Registrant as of March 29, 1996 and March 31, 1995 and for each of the three years in the period ended March 29, 1996, the report of Deloitte & Touche LLP dated October 25, 1996 with respect thereto, the report of Ernst & Young LLP dated May 1, 1996, included therein, on the financial statements of The Continuum Company, Inc. as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, and the report of Price Waterhouse LLP dated April 1, 1995, included therein, on the financial statements of Hogan Systems, Inc. at March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995.

    (b)EXHIBITS.

       None.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                COMPUTER SCIENCES CORPORATION

                                By               /s/ DENIS M. CRANE
                                         ----------------------------------
                                                   Denis M. Crane
                                           VICE PRESIDENT AND CONTROLLER
Dated: October 31, 1996                       CHIEF ACCOUNTING OFFICER